Exhibit 10.1

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (“Agreement”) is made and entered into this 27th day of February, 2007 (the “Effective Date”), by and between CellStar International Corporation\Asia, a Delaware corporation (“CICA”), CellStar Corporation, a Delaware corporation and parent company of CICA  (“CellStar”), CellStar, Ltd., a Texas limited partnership (“CellStar Ltd.”), Fine Day Holdings Limited, a corporation organized and existing under the laws of the British Virgin Islands (“Fine Day”), CellStar (Asia) Corporation Limited, a Hong Kong corporation (“CellStar Asia”), and Mr. Horng An-Hsien, the Chairman and sole shareholder of Fine Day (“Mr. Horng”).

WITNESSETH:

WHEREAS, Fine Day is the Obligor under that one certain Subordinated Promissory Note dated September 2, 2005, in the principal amount of US$6,000,000.00 (the “Note”); and

WHEREAS, the principal balance of the Note is payable in full on or before September 1, 2008 (the “Maturity Date”), with interest paid quarterly in advance, commencing March 1, 2006; and

WHEREAS, the Note was issued by Fine Day as partial payment of the purchase price for the outstanding shares of CellStar Asia pursuant to the terms of an Amended and Restated Stock Purchase Agreement between CICA and Fine Day dated as of August 24, 2005 (the “Stock Purchase Agreement”); and

WHEREAS, further in connection with the execution of the Stock Purchase Agreement, CellStar, Ltd. granted a license to CellStar Asia to use certain trademarks, logos, service marks and other intellectual property (the “Marks”) pursuant to a Trademark License Agreement dated as of September 2, 2005 (the “License Agreement”); and

WHEREAS, Fine Day has informed CICA that it intends to cause CellStar Asia and its wholly-owned subsidiary Shanghai CellStar International Trading Co., Ltd. (“Shanghai CellStar”), to cease operations and, as a result, Fine Day will not be able to pay quarterly interest payments or the principal of the Note at the Maturity Date; and

WHEREAS, Fine Day and Mr. Horng have requested that CICA agree to accept a compromise settlement of the obligation under the Note;

NOW, THEREFORE, in consideration of the premises, representations, mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:

1.             Mutual Release of All Claims.  Upon the terms and subject to the conditions  contained in this Agreement, CICA hereby waives, releases and forever discharges Fine Day, and Fine Day hereby waives, releases and forever discharges CICA, from any and all claims, causes of action, losses, obligations, liabilities, damages, judgments, costs or expenses (including attorneys’ fees), of any kind whatsoever, except for the rights and obligations of this Agreement and Mutual Release as outlined below.  CICA and Fine Day agree, to the fullest extent permitted by law, not to in any manner — and whether directly or indirectly — institute, prosecute or pursue any complaints, claims, charges, demands, suits, actions or causes of action, whether in law or in equity, which they assert or could assert against the other, at common law or under any statute, rule, regulation, order or law, whether federal, state or local or on any grounds whatsoever.

2.             Consideration for this Settlement.  As consideration for the promises contained in this Agreement, and the mutual releases granted pursuant hereto, Fine Day, CellStar Asia, Mr. Horng and CICA make the following representations and agreements:

(a)           On or before the Closing Date, Fine Day shall pay to CICA the amount of US$650,000.00, payable to CICA by wire transfer to an account nominated in writing by CICA.

(b)           On or before the Closing Date, Mr. Horng shall transfer to CellStar, free and clear of all liens, pledges and security interests of any kind, all of his ownership interest in all shares of common stock of CellStar owned by him (the “CellStar Shares”).  Mr. Horng hereby represents and warrants to CICA and CellStar that, as of the date of this Agreement, he owns at least 474,000 shares of CellStar common stock but if he shall subsequently become aware of any further shares owned by him in CellStar, these shares shall also be included within the definition of “CellStar Shares”.  Mr. Horng shall execute and deliver to CellStar at Closing a stock power in substantially the form attached hereto as Exhibit A, along with any other documents reasonably requested by CellStar in order to consummate the transfer of the CellStar Shares to CellStar.

(c)           Within twenty (20) days following the date of this Agreement, Mr. Horng shall deliver to CellStar a legal proxy obtained from his broker with respect to the CellStar Shares, duly executed by Mr. Horng.  Mr. Horng further agrees to execute and deliver to CellStar within twenty (20) days following the date of this Agreement, an irrevocable proxy with respect to the CellStar Shares in substantially the form set forth as Exhibit B attached hereto, entitling the attorneys in fact named therein to vote the CellStar Shares.

(d)           CellStar Ltd and Cellstar Asia hereby agree to terminate the License Agreement without any further claim by either party against the other effective as of the Closing Date but subject to the following terms upon Closing:

•                                    CellStar Asia shall, and shall cause each of its subsidiaries to immediately cease (i) using the Marks, and (ii) any Internet domain names that include the name “CellStar” or any similar name, including any translation or transliteration of such name (“Internet Domain Names”).

•                                    CellStar Asia will assign, transfer and convey to CellStar, Ltd. upon Closing any and all right, title and interest in and to the Marks, together with any goodwill, and the Internet Domain Names, which CellStar Asia may have obtained and agrees to execute any instrument reasonably requested by CellStar, Ltd. to accomplish, register, record or confirm such transfer upon Closing.

•                                    Immediately following the Closing, CellStar Asia shall, and shall cause each of its subsidiaries and affiliates, including Shanghai CellStar, to change their respective corporate name to delete the name “CellStar” or any similar name, including any translation or transliteration of such name, from its corporate name.

•                                    Notwithstanding the foregoing, CellStar Limited will grant a non-exclusive licence to CellStar Asia and Shanghai CellStar and their subsidiaries and affiliates to continue to use the name “CellStar” and its Chinese transliteration for the following purposes only:

(i)                                           for the purposes of winding down their respective businesses;

(ii)                                        for the purposes of continuing their existing litigation in China and Hong Kong subject to them providing to CellStar Ltd. at least annually and on demand a  report from the attorneys of Cellstar Asia or Shanghai Cellstar (as the case may be) as to  whether or not such litigation is subsisiting; and

(iii)                               for the purposes of policing the vendors of CellStar products in China (including those known as the “Small Bs”).

•                                          The limited non-exclusive license set forth above shall automatically terminate upon the earlier to occur of (i) the final wind down of the business of CellStar Asia and Shanghai CellStar and the completion of all outstanding litigation, or (ii) the expiration of  48 months from the date of this Agreement.

(e)           Save only for compliance by the respective parties with the terms of this Agreement (i) Mr. Horng hereby releases CellStar, its subsidiaries and their respective employees, officers, agents, directors, stockholders and affiliates, from any and all claims, causes of action, losses, obligations, liabilities, damages, judgments, costs, or expenses (including attorneys fees), of any kind whatsoever, including, but not limited to, any claims for indemnification and/or expense reimbursement arising out of his employment and/or service as a director or officer of CellStar and its subsidiaries and (ii) Cellstar, Cellstar Ltd and CICA and their respective subsidiaries and affiliates hereby release Mr Horng, Fine Day and Cellstar Asia and their subsidiaries and their respective employees, officers, agents, directors, stockholders and affiliates from any and all claims, causes of action, losses, obligations, liabilities, damages, judgments, costs, or expenses (including attorneys fees), of any kind whatsoever including but not limited to claims under the Licence Agreement, the Stock Purchase Agreement and the Note.

(f) CICA confirms that with effect from the date hereof no further sums shall be due and/or payable by Mr. Horng (by way of principal, interest or otherwise) pursuant to the Note.

3.             Closing.  The closing of the transactions contemplated in this Agreement (the “Closing”) shall occur on April 13, 2007 (the “Closing Date”), unless mutually extended by mutual agreement of the parties. Upon Closing the Note shall be cancelled with CICA confirming that there are no further amounts (whether principal, interest or otherwise) due thereunder. In the event at Closing, either party shall fail to take any action required to be taken or deliver any document required to be provided herein, this Agreement shall be null and void for all purposes and Cellstar shall return to Mr. Horng the irrevocable proxy provided pursuant to Section 2(c) duly cancelled.

4.             Confidentiality. Each party agrees  not to directly or indirectly make any press announcement whatsoever relating to the terms hereof, and specifically not to make any press announcement in relation the winding down of Cellstar Asia and Shanghai Cellstar and/or the release of the Note, save only if such announcement has been approved by all other parties in writing; provided, however, that CellStar may make such disclosure of this Agreement as may be required by applicable law, rule or regulation.

5.             Breach.  Subject to the provision of Section 10 of this Agreement, in the event either party breaches any term or provision of this Agreement, the non-breaching party may bring suit in a court of competent jurisdiction to enforce any term or provision of this Agreement, and in the event said court determines that a party has breached or failed to perform any material term or provision of this Agreement, damages and injunctive relief may be issued against such party.

6.             Assignability.  Following the Closing, this Agreement and all rights and duties hereunder may be assigned by CellStar, CICA and CellStar, Ltd. to 2601 Metropolis Corp., an Indiana corporation and wholly-owned subsidiary of Brightpoint, Inc.

7.             Recovery Of Attorneys Fees.  If either party seeks and obtains judicial or equitable relief for any violation of this Agreement by the breaching party, the non-breaching party shall be entitled to recover from the breaching party its costs and reasonable attorneys’ fees expended in such effort.

8.             Notices.  All notices and other communications hereunder will be in writing.  Any notice or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth:

If to CellStar, CICA or CellStar Ltd.:

CellStar  Corporation
601 S. Royal Lane
Coppell, Texas 75019 U.S.A.
Fax:  972-462-3566
Attn:  General Counsel

If to Fine Day, CellStar Asia or Mr. Horng:

Fine Day Holdings Limited
___________________________
___________________________
___________________________

With copy to:

c/o Stephan, Oringher, Richman & Theodora
 2029 Century Park East, Sixth Floor
 Los Angeles, California 90067
 Attention: Martha Shen-Urquidez
 Fax: (310) 551-0283

Any party may send any notice or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger services, telecopy, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient.  Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other party notice in the manner set forth herein.

9.             Joint Preparation.  The Parties acknowledge that this Agreement has been drafted, prepared, negotiated and agreed to jointly, with advice of each Party’s respective legal counsel, and to the extent that any ambiguity should appear, now, or at any time in the future, latent or apparent, such ambiguity shall not be resolved or construed against either Party.

10.           Review By Counsel.  The Parties acknowledge that they have thoroughly discussed all aspects of this Agreement and the effect of same with their respective legal counsel, that they have had a reasonable time to review the Agreement, that they fully understand all the provisions of the Agreement and are voluntarily entering into this Agreement.  The parties further represent that they have not transferred or assigned to any person or entity any claim involving the other party or any portion thereof or interest therein.

11.           Execution In Multiple Counterparts.  This Agreement may be executed in multiple counterparts, whether or not all signatories appear on these counterparts, and each counterpart shall be deemed an original for all purposes.

12.           Choice of Law; Venue.   This Agreement shall be deemed to have been entered into and performed in Hong Kong and shall thereby be governed by and interpreted in accordance with the laws of Hong Kong (being also the governing law of the Note and the Stock Purchase Agreement).  Any disputes between the parties hereto relating to or arising under this Agreement that cannot be resolved by good faith negotiation within sixty (60) days or notice thereof shall be brought, heard and determined in the appropriate court in Hong Kong.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the day and year first above written.

Fine Day Holdings Limited

By:	/s/ An-Hsien Hong
Name:	An-Hsien Hong
Title:	CEO/Chairman

/s/ An-Hsien Hong
Horng An-Hsien

CellStar (Asia) Corporation Limited

By:	/s/ Elaine Flud Rodriguez
Name:	Elaine Flud Rodriguez
Title:	Senior Vice President

CellStar Corporation

By:	/s/ Elaine Flud Rodriguez
Name:	Elaine Flud Rodriguez
Title:	Senior Vice President

CellStar International Corporation/Asia

By:	/s/ Elaine Flud Rodriguez
Name:	Elaine Flud Rodriguez
Title:	Senior Vice President

CellStar Ltd.
By: National Auto Center, Inc., General Partner

By:	/s/ Elaine Flud Rodriguez
Name:	Elaine Flud Rodriguez
Title:	Senior Vice President

Exhibit A

Irrevocable Stock Power

Name: _________________________

For value received, the undersigned does (do) hereby sell, assign and transfer to

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

_____________ shares of the _________ stock of _______________________________

represented by Certificate(s) No.(s) ___________________________________ inclusive,

standing in the name of the undersigned on the books of said Company.

The undersigned does (do) hereby irrevocably constitute and appoint ____________________________________________ attorney to transfer the said stock on the books of said Company, with full power of substitution in the premises.

Dated 02-28-2007	Sign Here:	/s/ An-Hsien Hong

Exhibit B

IRREVOCABLE PROXY

The undersigned stockholder of CellStar Corporation, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Elaine Flud Rodriguez  “ as the sole and exclusive attorney-in-fact and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the fullest extent that the undersigned is entitled to do so) with respect to 474,000 outstanding shares of common stock of the Company that are held beneficially by the undersigned as of the date of this Proxy (collectively, the “Shares”), including, without limitation, all voting rights relating to the Company’s Special Meeting of Stockholders scheduled to be held on March 28, 2007.  Upon the execution of this Proxy, any and all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the voting rights granted by this Proxy until after the Expiration Time (as defined below).

This Proxy is irrevocable (to the fullest extent permitted by law) and is coupled with an interest.  As used herein, the term “Expiration Time” shall mean the tenth anniversary of the date of this Proxy.

The attorney-in-fact and proxy named above is hereby authorized and empowered by the undersigned, at any time prior to the Expiration Time, to act as the undersigned’s attorney-in-fact and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting.

Any obligation of the undersigned hereunder shall be binding upon the successors, heirs and legal or personal representatives of the undersigned, and shall survive the death or incapacity of the undersigned.

This Proxy shall terminate, and be of no further force and effect, automatically at the Expiration Time.

Dated: 2-28-2007

WITNESS:	BENEFICIAL HOLDER:

/s/ An Hsien Hong
Signature	Signature

An Hsien Hong
Print name here	Print name here